Exhibit 10.1

Any ambiguity incurred should be subject to the Chinese representations.

Equity Transfer Agreement

Number：GQHZ-NSHY-SL-20220421

THIS EQUITY TRANSFER AGREEMENT is entered into in Qingdao on June 21, 2022, by and between：

Party A: NiSun Ocean (Qingdao) Supply Chain Investment Co., Ltd.

Address: 8F, No.31 Donghai West Road, Shinnan District, Qingdao, Shandong Province

Legal Representative: Wang Jingliang

Party B: Sun Baoguang

ID number.

Party C: Qingdao Sailang International Trade Co., Ltd.

Domicile: East of the 12th floor of Yamai International Center, No.7A, Hong Kong Middle Road, Shinan District, Qingdao

Legal Representative: Sun Baoguang

Any ambiguity incurred should be subject to the Chinese representations.

In this Agreement, Party A and Party B shall be referred to as “Party” or “any Party” and collectively as the “Parties”, Party C shall be referred to as the “Target Company” or the “Company”, and Party A, Party B and the Target Company together shall be referred to as the “Parties”.

Whereas：

1.	Party A is a professional supply chain business service provider, and Party C is a professional trader of import and export of goods such as metal ores, Party A and Party C have complementary advantages in the field of import and export trade circulation, and there is a good basis for cooperation.

2.	Party B voluntarily introduces Party A’s investment to jointly increase Party C’s market share in metal ore import and export trade for mutual benefit.

3.	Party B intends to transfer its entire equity interest in Party C to Party A.

In view of the above, in order to clarify the rights and obligations of the parties, the parties have reached this equity cooperation agreement after friendly negotiation for mutual compliance.

Article I Share Transfer Program

1. 1 Overview of the target company

1.1.1	Company name:【Qingdao Sailang International Trade Co., Ltd】.

1.1.2	Registered capital: RMB【10 million】yuan, as of the date of this Agreement, the paid-in registered capital is RMB【5 million】yuan.

1.1.3	Shareholder: Sun Baoguang, holding 100% of the shares.

1. 2 Transfer of the subject equity and the price

1.2.1	B transfers【100】percent of the equity interest in the Target Company to Party A at a transfer price of RMB【5 million】yuan.

1.2.2	After the change of the business registration of the subject equity transfer, Party A shall own【100】percent of the equity interest of the target company.

Any ambiguity incurred should be subject to the Chinese representations.

1.2.3	Party A shall pay the equity transfer price to Party B’s account as follows.

Account name【Sun Baoguang】

Bank account number: 【 】

Account opening bank 【 】

1.3 Target Company Stock Debt Assumption

If the creditors of the stock debt recover their claims from the target company after the equity settlement, Party B shall transfer the corresponding amount to the target company and the target company shall settle the debt; if the creditors of the stock debt claim joint and several liability from Party A and/or Party B, Party B shall settle the debt to the creditors and shall not recover the debt from Party A.

1. 4 Prerequisites for the delivery of equity

The parties agree that the completion of the registration of the change in the transfer of equity is subject to the completion or satisfaction of all of the following conditions precedent:

(1)	The parties have duly and validly completed the execution of the new articles of association of the Target Company and other transaction documents in compliance with the requirements of this Agreement and have obtained all necessary authorizations or permits for the execution of the said documents;

(2)	There are no events, facts, conditions, changes or other circumstances that have had or could reasonably be foreseen to have a material adverse effect on the financial condition, business, assets, liabilities, prospects or operations of the Target Company and its affiliates;

(3)	The representations and warranties made by Party B and the Target Company in this Agreement are continuously true, complete and accurate;

(4)	Party B and the Target Company have performed and complied with all covenants, obligations and conditions required to be performed or complied with under this Agreement on or before the Settlement Date.

1.5 Business change registration

After the equity cooperation agreement is signed, all parties agree to complete the industrial and commercial change registration procedures for equity transfer within 15 working days.

Any ambiguity incurred should be subject to the Chinese representations.

Article II Representations, Warranties and Undertakings

2.1 Guarantee and commitment of the parties

(1)	It is a legal person duly established and validly existing under the laws of China; or a citizen of the People’s Republic of China, without dual nationality.

(2)	It has all, full and sufficient rights and authority to enter into and perform this Agreement and has the capacity to enter into this Agreement in accordance with the laws of the People’s Republic of China.

(3)	It warrants that all documents and information provided by it in connection with the execution of this Agreement are true, valid and complete.

(4)	This Agreement is not entered into or performed in breach of any material contract or agreement to which it is a party or which binds itself or its related assets.

(5)	Its representative signing this Agreement is fully authorized to enter into this Agreement pursuant to a valid power of attorney or a valid legal representative certificate.

(6)	It warrants that it is under an obligation of confidentiality with respect to the information contained in this Agreement, except to the extent that disclosure is required by law or the relevant regulatory body/authority (as the case may be), and to the intermediaries related to this Agreement.

2.2 Warranties and undertakings of Party B and the Target Company

(1)	It has made full, detailed and timely disclosure to Party A of all information and materials relating to the Transaction that are required to be known and available to Party A, without material omission, misrepresentation or falsification.

(2)	It has fully, truthfully and completely disclosed to Party A the assets, liabilities, equity and external guarantee information of the Target Company.

(3)	The governmental permits, approvals or filings necessary for the Target Company to carry out the production, trading and distribution of metal ores and other businesses are continuously valid.

Any ambiguity incurred should be subject to the Chinese representations.

Article III Confidentiality

3.1	Except as otherwise provided in this Agreement, the parties shall treat as confidential and shall not disclose to or use with any third party any information received or obtained as a result of the execution of this Agreement (including any agreements and documents executed pursuant to this Agreement) with respect to:

(1)	The terms of this Agreement and of any agreement entered into pursuant to this Agreement;

(2)	Negotiations concerning this Agreement (and any other agreements relating thereto); or

(3)	Business, financial or other matters related to the Company.

3.2	The prohibition on disclosure or use of any information in Section 3.1 shall not apply if:

(1)	Required to be disclosed or used by law or by the rules or regulations of any regulatory authority;

(2)	Required to be disclosed or used in any judicial proceeding arising out of this Agreement or any other agreement entered into pursuant to this Agreement, or reasonably disclosed to a taxing authority in connection with a tax matter of the Disclosing Party;

(3)	Disclosures made to the parties’ professional advisors;

(4)	Information that has entered the scope of public knowledge other than due to a violation of this Agreement;

(5)	Where the other party has given prior written approval for disclosure or use.

3.3	This Article shall survive the termination of this Agreement.

Article IV possession and use of intellectual property rights

4.1	Except as otherwise provided in this Agreement, at the time of this Agreement and after the signing of this Agreement, the Target Company is the sole and legal owner of the Company’s name, brands, trademarks and patents, trade names and brands, website names, domain names, proprietary technologies, various business licenses and other related intellectual property rights and licensing rights.

4.2	At the time of this Agreement and after the signing of this Agreement, any legally conducted technical and marketing promotion related to the Company and its products is subject to the Company’s license and/or authorization.

Any ambiguity incurred should be subject to the Chinese representations.

Article V Notice and Service

5.1	If, during the term of this Agreement, the performance of this Agreement is affected by changes in laws, regulations or policies, or by the loss of either party’s eligibility and/or ability to perform this Agreement, that party shall assume the obligation to notify the other parties within a reasonable time.

5.2	The parties to the Agreement agree that any notice in connection with this Agreement shall be effective only if served in writing. Written forms include, but are not limited to: fax, courier, mail, email. Said notice shall be deemed to have been served: by facsimile, on the date such facsimile is successfully sent and received by the party to whom it is addressed; by courier or hand delivery, on the date such notice is received by the recipient; by registered mail, on the date one business day after it is sent; and by email, on the date the email is successfully sent.

5.3	Notice shall be deemed validly served by delivering it to the following place or transmitting it to the following fax number or sending it to the following e-mail address.

Party A address:

Recipient:

Contact number:

E-mail address:

Party B address:

Recipient:

Contact number:

E-mail address:

Party C address:

Recipient:

Contact number:

E-mail address:

Article VI Breach of contract and its liability

6.1	Any breach of this Agreement or of the warranties and undertakings made by either party shall constitute a breach of contract and the party in breach shall indemnify the other party for any loss caused by its breach of contract.

6.2	Failure or delay in exercising a right under this Agreement or by law does not constitute a waiver of that or any other right. The exercise of a right under this Agreement or the Law, alone or in part, shall not prevent the further exercise of that or any other right.

Any ambiguity incurred should be subject to the Chinese representations.

Article VII Change, dissolution and termination of the agreement

7.1	Any amendment or change to this Agreement shall be effective only after the parties to the Agreement have separately negotiated and signed a written agreement on the amendment or change together.

7.2	This Agreement is terminated in the following circumstances:

(1)	Dissolved by consensus of the parties.

(2)	If either party commits a breach of contract and does not correct it within 10 days from the date the defaulting party sends it a written notice requesting correction, the defaulting party shall have the right to unilaterally terminate this Agreement.

(3)	This Agreement cannot be performed due to force manure.

7.3	The party proposing to terminate the Agreement shall notify the other parties in writing and the notice shall take effect when it reaches the other parties.

7.4	The termination of this Agreement shall not affect the right of the defaulting party to claim damages from the defaulting party.

7.5	Neither party may assign all and/or part of its rights and obligations under this Agreement or this Agreement without the consensus and written agreement of the parties hereto.

Article VIII Dispute Resolution

8.1	The laws of the People’s Republic of China shall apply to the validity, interpretation and performance of this Agreement.

8.2	Any dispute arising between the parties to this Agreement shall first be resolved through friendly consultation; if consultation fails, either party may file a lawsuit with the court where the plaintiff is located.

8.3	During the dependency of proceedings under this Article, this Agreement shall remain in full force and effect in all respects except as to the subject matter of the Proceedings. Each party shall continue to perform its obligations and exercise its rights under this Agreement, except for the obligations involved in the subject matter of the Proceedings.

Article IX By-laws

9.1	For matters not covered by this Agreement, the parties may sign a separate supplement, which is an integral part of this Agreement and has the same legal effect as this Agreement.

9.2	This Agreement shall be established and effective upon the signature and seal of each party. This Agreement shall be executed in two (2) copies for each party, each of which shall have the same legal effect.

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Any ambiguity incurred should be subject to the Chinese representations.

(This page is the signature page of the agreement, no text)

Party A (seal).

Legal representative (signature).

Party B (signature).

Party C (seal).

Legal representative (signature).